EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Joy Global Inc. 2003 Stock Incentive Plan of our report dated December 15, 2004, with respect to the consolidated financial statements and schedule of Joy Global Inc. included in its Annual Report (Form 10-K) for the year ended October 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin
December 15, 2004